Exhibit 10.1

To:	Apratim Purakayastha
Subject:	Transition Award
Date:	July 24, 2024

In recognition of your valued contributions, we are pleased to offer you a special transition award as detailed below. This award is in addition to, and does not impact, your participation in any other compensation programs for which you are currently eligible, and is subject to your acceptance of the following terms and conditions:

1.

You will be eligible to receive a one-time award in the gross amount of $200,000. This award will be paid in the next applicable pay period and will be subject to normal statutory withholdings and authorized deductions.

2.

Because the award is also intended to incent you to remain in the Company’s employ, you are required to repay such sums to the Company, should you voluntarily end employment or be terminated by the Company for Cause prior to August 1, 2025.

3.

In light of the unique nature of this award opportunity, you agree to keep the nature of this agreement and award opportunity strictly confidential and to not disclose the terms of this award opportunity with anyone other than your manager, Human Resources, members of your immediate family, financial/legal advisers, or if such disclosure is required by law.

4.

This document details the entire agreement and may only be modified in writing by an authorized officer of Skillsoft. No oral statements or prior writings shall be of any force or effect unless specifically incorporated herein. This agreement shall be binding unless superseded in writing by a new agreement dated after the date of this agreement and executed by both parties. This Agreement shall be governed by and construed in accordance with the laws of the employee’s State of Employment, without regard the conflict of laws principles thereof.

5.

Nothing herein is intended to should be construed to create a contract of employment for any definite term. Employment with the Company remains at-will, and either Party may terminate the employment relationship at any time and for any reason.

Please indicate your acceptance of the terms described above by signing and dating this memorandum in the space provided below.

Agreed to by:

Employee Signature: /s/ Apratim Purakayastha

Date: 7/26/2024